                                                                     EXHIBIT 4.2





                        VARIABLE COMMON RIGHTS AGREEMENT


                                 BY AND BETWEEN


                                METROCALL, INC.


                                      AND


              FIRST UNION NATIONAL BANK OF VIRGINIA, RIGHTS AGENT



                           Dated as of _______, 1996

                               TABLE OF CONTENTS


ARTICLE ONE

          TERMS OF THE VCRs
          Section 1.01    Title; Maturity Date and Extended Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . .  1
          Section 1.02    Payment at Maturity Date and Extended Maturity Date.  . . . . . . . . . . . . . . . . . . . . . .  2
          Section 1.03    Payments Prior to Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Section 1.04    Form of Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Section 1.05    Termination of VCRs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE TWO

          VCR CERTIFICATES
          Section 2.01    Form of VCR Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Section 2.02    Number of VCR Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          Section 2.03    Registrable Form. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          Section 2.04    Execution, Authentication, Delivery and Dating. . . . . . . . . . . . . . . . . . . . . . . . . .  8
          Section 2.05    Temporary VCR Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          Section 2.06    Registration, Registration of Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . .  9
          Section 2.07    Mutilated, Destroyed, Lost and Stolen VCR Certificates. . . . . . . . . . . . . . . . . . . . . . 10
          Section 2.08    Presentation of VCR Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          Section 2.09    Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          Section 2.10    Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          Section 2.11    VCR Certificate Holder Not Deemed a Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE THREE

          THE RIGHTS AGENT
          Section 3.01    Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          Section 3.02    Certain Rights of Rights Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
          Section 3.03    Not Responsible for Recitals or Issuance of VCRs. . . . . . . . . . . . . . . . . . . . . . . . . 14
          Section 3.04    May Hold VCRs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          Section 3.05    Compensation, Reimbursement and Indemnification of the Rights Agent.  . . . . . . . . . . . . . . 15
          Section 3.06    Corporate Rights Agent Required; Eligibility; Disqualification. . . . . . . . . . . . . . . . . . 15
          Section 3.07    Change of Rights Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
          Section 3.08    Acceptance of Appointment by Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          Section 3.09    Merger, Conversion, Consolidation or Succession to Business.  . . . . . . . . . . . . . . . . . . 17





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

ARTICLE FOUR

          HOLDERS' LISTS AND REPORTS BY RIGHTS AGENT AND COMPANY
          Section 4.01    Company to Furnish Rights Agent Names and Addresses of Holders.   . . . . . . . . . . . . . . . 17
          Section 4.02    Preservation of Information; Communications to Holders. . . . . . . . . . . . . . . . . . . . . 18
          Section 4.03    Reports by Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          Section 4.04    Reports by Rights Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE FIVE

          AMENDMENTS
          Section 5.01    Amendments Without Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          Section 5.02    Amendments with Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          Section 5.03    Execution of Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          Section 5.04    Effect of Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          Section 5.05    Reference in VCRs to Amendments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          Section 5.06    Conformity with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE SIX

          COVENANTS
          Section 6.01    Payment, If Any, to Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          Section 6.02    Trading Moratorium. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE SEVEN

          REMEDIES OF THE RIGHTS AGENT AND THE HOLDERS ON EVENT OF
          DEFAULT
          Section 7.01     Collection of Indebtedness by Trustee; Trustee May Prove Debt. . . . . . . . . . . . . . . . . 23
          Section 7.02    Application of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          Section 7.03    Suit for Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
          Section 7.04    Restoration of Rights on Abandonment of Proceedings.  . . . . . . . . . . . . . . . . . . . . . 25
          Section 7.05    Limitations on Suits by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
          Section 7.06    Unconditional Right Of Holders to Institute Certain Suits . . . . . . . . . . . . . . . . . . . 26
          Section 7.08    Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
          Section 7.09    Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
          Section 7.10    Rights Agent to Give Notice of Default, but May Withhold in Certain Circumstances.  . . . . . . 28
          Section 7.11    Right of Court to Require Filing of Undertaking to Pay Costs. . . . . . . . . . . . . . . . . . 28

ARTICLE EIGHT

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          Section 8.01    Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
          Section 8.02    Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          Section 8.03    Compliance Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          Section 8.04    Form of Documents Delivered to Rights Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . 33
          Section 8.05    Acts of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
          Section 8.06    Notices, Etc., to Rights Agent and Company. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          Section 8.07    Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          Section 8.08    Effect of Headings and Table of Contents. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          Section 8.09    Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          Section 8.10    Benefits of Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          Section 8.11    Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          Section 8.12    Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          Section 8.12    Separability Clause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          Section 8.13    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

EXHIBIT A - Form of VCR Certificate

EXHIBIT B - Notice of Extension of Maturity

          AGREEMENT, dated as of ________ __, 1996, between Metrocall, Inc., a Delaware corporation (hereinafter called the "Company"), and First Union National Bank of Virginia, a national banking association (hereinafter called the "Rights Agent").

                              W I T N E S S E T H:

          WHEREAS, the Company has duly authorized the creation of an issue of indexed Variable Common Rights (hereinafter called the "VCRs"), having the rights hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Agreement;

          WHEREAS, pursuant to the Agreement and Plan of Merger dated as of May 16, 1996 between the Company and A+ Network, Inc., as amended (the "Merger Agreement"), the Company has agreed to issue and deliver to shareholders of A+ Network, Inc., among other securities, one (1) VCR for each share of common stock, par value $.01 per share, of the Company ("Common Stock") issued by the Company pursuant to the Merger Agreement and to pay cash to such shareholders in lieu of issuing fractional VCRs as provided in the Merger Agreement; and

          WHEREAS, all things necessary have been done by the Company to make the VCRs, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Agreement a valid agreement of the Company, in accordance with their and its terms.

          NOW, THEREFORE, for and in consideration of the promises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the VCRs, as follows:

                                  ARTICLE ONE

                               TERMS OF THE VCRs

          Section 1.01    Title; Maturity Date and Extended Maturity Date.

          (a) The VCRs shall be known and designated as the "Variable Common Rights" of the Company.

          (b) Subject to extension as set forth in Section 1.1(b), the Maturity Date of the VCRs shall be___________ __, 199_ , the first anniversary of the Effective Time of the merger pursuant to the Merger Agreement.

          (c) The Company may at its option extend the Maturity Date to ____________ __, 199_ , the second anniversary of the Effective Time (the "Extended Maturity Date"), by (i) delivering to the Rights Agent no later than one Business Day preceding the Maturity Date a notice of extension of maturity in substantially the form set forth as Exhibit B to this Agreement, and (ii) publishing notice of such extension in The Wall Street Journal (Eastern Edition), or if the Wall Street Journal is not then published, another newspaper with general circulation in the City of New York, New York, no later than one Business Day preceding the Maturity Date, provided, however, that no immaterial defect in any such notice shall affect the validity of the extension of the Maturity Date to the Extended Maturity Date, and that any such notice when delivered or published in the aforesaid manner shall be conclusively deemed to have been received by each Holder whether or not actually received by such Holder.

          Section 1.02    Payment at Maturity Date and Extended Maturity Date.

          (a)    Certain Definitions.  In addition to the definitions in
Section 7.01, the following terms shall have the meanings set forth below.

                 (i)      "Target Price" means (A) at the Maturity Date,
$21.10 multiplied by the lesser of 1.0 and the Index Factor as of the Maturity Date and (B) at the Extended Maturity Date, $25.10 multiplied by the lesser of
1.0 and the Index Factor as of the Extended Maturity Date. In each case, upon each occurrence of an event specified in Section 1.02(c), such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 1.02(c).

                 (ii) "Current Market Value" per share means, with respect to any date, (A) the median of the (B) average of the Adjusted Closing Bid Prices of shares of the Common Stock for each Trading Day during (C) each 20 consecutive Trading Day period that both begins and ends in the Valuation Period.

                 (iii) "Minimum Price" means (A) at or before the Maturity Date, $16.10 and (B) at or before the Extended Maturity Date, $18.10. In each case, upon each occurrence of an event specified in Section 1.02(c), such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 1.02(c).

                 (iv) "Adjusted Closing Bid Price" with respect to the shares of any company shall mean the closing bid price per share of such company's shares on the Nasdaq National Market System (or, if the shares are traded on a securities exchange, on such exchange), adjusted to take account of any subdivision (by stock split, stock dividend or otherwise) or combination (by reverse split or otherwise) occurring after May 14, 1996. If any company (other than the Company) with respect to the shares of which a closing bid price must be determined merges with or into another company, then the Adjusted Closing Bid Price shall equal (A) to the extent shares were converted into shares of another company that are publicly traded, the closing bid price per share of the shares into which such company's shares were converted in the merger (adjusted in the case of any share split, share dividend or reverse split occurring after the merger) times the conversion ratio at which the shares were converted and (B) to the extent the shares were converted into consideration other than shares of another company that are publicly traded, the amount of cash and/or the fair market value (as determined by an independent nationally recognized investment banking firm) of any other consideration into which the shares were converted. If the shares of any company are not traded on the Nasdaq National Market or on a securities exchange, then the "Adjusted Closing Bid Price" shall be equal to the last reported bid price on such day, as reported by The Wall Street Journal or a reputable quotation source designated by the Company. If the "Adjusted Closing Bid Price" cannot be so determined because no bid prices are reported for the relevant date, then the "Adjusted Closing Bid Price" shall be equal to the last reported bid price, as reported by The Wall Street Journal or a reputable quotation service designated by the Company, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid prices reported during the 10 days prior to the date in question, the "Adjusted Closing Bid Price" shall be the fair market value as determined by an independent nationally recognized investment banking firm.

                 (v) "Valuation Period" with respect to any date means the 60 Trading Day period immediately preceding (and including) such date.

                 (vi) "Index Factor", as of any date, shall be equal to the Ending Period Comparable Paging Company Index as of such date divided by $24.604.

                 (vii) "Daily Index Value" shall mean, on any Trading Day, the average of the Adjusted Closing Bid Prices on such day of shares of common stock of Arch Communications Group, Inc., MobilMedia Communications, Inc. and ProNet, Inc., or any successors as determined pursuant to Section 1.02(a)(iv).

                 (viii) "Ending Period Comparable Paging Company Index" means, with respect to any date, (A) the median of (B) the average of the Daily Index Value for each Trading Day during (C) each 20 consecutive Trading Day period that both begins and ends in the Valuation Period.

          (b) Subject to Section 1.05, each VCR shall entitle the Holder to receive cash or securities of the Company, as determined pursuant to Section 1.04, in the amount, if any, by which the Target Price on the Maturity Date or, if the Company has elected to extend the Maturity Date pursuant to Section 1.01(c), on the Extended Maturity Date, exceeds the greater of (i) the Current Market Value as of such date and (ii) the Minimum Price (the "VCR Payment"). Within 5 Business Days of the Maturity Date or the Extended Maturity Date, as the case may be, the Company will deposit with the Rights Agent cash or securities of the Company, as determined pursuant to Section 1.04, in an amount equal to the number of VCRs then outstanding multiplied by the VCR Payment. Following such deposit, the Rights Agent will disburse to each Holder of a VCR Certificate, the VCR Payment times the number of VCRs represented by such VCR Certificate.

          (c) If the Company (i) subdivides (by stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares or (ii) combines (by reverse stock split, reclassification or otherwise) its outstanding shares of Common Stock into a smaller number of shares, each VCR shall automatically and without further action by the Company or any Holder be similarly subdivided or combined and the Target Price, the Minimum Price and the Discounted Target Price (as defined below) shall be adjusted by dividing each of them by the number of shares of Common Stock which a holder of one share of Common Stock immediately prior to the effective date of a subdivision or combination would have immediately after the occurrence of any such event. Nothing contained in this Agreement shall be deemed to preclude any Holder from receiving a fractional VCR as the result of an adjustment made pursuant to this Section 1.02(c). Whenever an adjustment is made as provided in this Section 1.02 (c), the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(ii) promptly file with the Rights Agent a copy of such certificate and (iii) mail a brief summary thereof to each Holder. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained absent manifest error. Each outstanding VCR Certificate shall thenceforth be deemed to represent that number of adjusted VCRs necessary to reflect such subdivision or combination, and be deemed to reflect the adjusted Target Price, the Minimum Price and the Discounted Target Price.

          (d) Notwithstanding any provisions of this Agreement or the VCR Certificates to the contrary, other than in the case of interest on the Default Amount, no interest shall accrue on any amounts payable on the VCRs to any Holder.

          Section 1.03    Payments Prior to Maturity.

          (a)    Certain Definitions.

                 (i) "Event of Default" means any of the following which shall have occurred and be continuing:

                          (A)     default in the payment of all or any part of
the amounts payable in respect of any of the VCRs as and when the same shall become due and payable following the Maturity Date or the Extended Maturity Date, as the case may be, the Disposition Payment Date or otherwise;

                          (B)     material default in the performance, or
material breach, of any material covenant or warranty of the Company in this Agreement, and continuance of such material default or breach for a period of 98 days after written notice has been given to the Company by the Rights Agent or to the Company and the Rights Agent by Holders holding at least 25% of the outstanding VCRs; or

                          (C)     (x) the Company shall have filed a petition,
answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable bankruptcy, insolvency or similar law, or the Company shall have consented to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its properties or shall take any action in furtherance of the foregoing, or (y) an involuntary case shall be commenced against the Company under Title 11 of the United States Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, or over all of a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company for all or a substantial part of its property, and any such event described in this clause (y) shall continue for 60 days without being dismissed or discharged, or (z) the Company shall fail generally to pay its debts as the same come due, shall make any assignment for the benefit of its creditors, shall liquidate, dissolve, or otherwise seek to wind up its affairs, or shall take any action in furtherance of the foregoing.

                 (ii) "Disposition" means (A) a merger, consolidation or other business combination involving the Company as a result of which no shares of Common Stock shall remain outstanding, (B) a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company or (C) a reclassification of Common Stock as any other capital stock of the Company or any other person.

                 (iii) "Default Amount" means the amount, if any, by which the Discounted Target Price exceeds the Minimum Price.

                 (iv) "Discounted Target Price" means (A) if a Disposition or an Event of Default shall occur prior to the Maturity Date, $21.10 multiplied by the lesser of 1.0 and the relevant Index Factor as of the Disposition Payment Date or the Default Payment Date, as the case may be, and discounted from the Maturity Date to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 8%; or (B) if a Disposition or an Event of Default shall occur after the Maturity Date but prior to the Extended Maturity Date, $25.10 multiplied by the lesser of 1.0 and the Index Factor as of the Disposition Payment Date or the Default Payment Date, as the case may be, and discounted from the Extended Maturity Date to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 8%. In each case, upon each occurrence of an event specified in Section 1.02(c), such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 1.02(c).

                 (v) "Disposition Payment Date", with respect to a Disposition, means the date established by the Company for payment of the amount due on the VCRs in respect of such Disposition, which in no event shall be more than 38 days after the date on which such Disposition was consummated.

                 (vi) "Default Payment Date" means the date on which the VCRs become due and payable upon the declaration thereof pursuant to Section 1.03(b) following an Event of Default.

          (b) The Company will, as soon as practicable, give notice to the Rights Agent and each Holder of the occurrence of a Disposition and the Disposition Payment Date. Subject to Section 1.05, each VCR shall entitle the holder to receive cash or securities of the Company, as determined pursuant to Section 1.04, in an amount, if any, by which the Discounted Target Price on the Disposition Payment Date exceeds the greater of
(i) the fair market value as of the date of the Disposition (if other than cash, as determined by an independent nationally recognized investment banking firm) of the consideration, if any, received by holders of Common Stock for each share of such Common Stock held by such holder as a result of such Disposition and assuming that such holder did not exercise any right of appraisal granted under law with respect to such Disposition, and (ii) the Minimum Price (the "Disposition VCR Payment"). On the Disposition Payment Date, the Company will deposit with the Rights Agent cash or securities of the Company, as determined pursuant to Section 1.04, in an amount equal to the number of VCRs then outstanding multiplied by the Disposition VCR Payment. Following such deposit, the Rights Agent will disburse to each Holder of a VCR Certificate the Disposition VCR Payment times the number of VCRs represented by such VCR Certificate.

          (c) If an Event of Default occurs and is continuing, either the Rights Agent or the Holders holding at least 25% of the Outstanding VCRs, by notice to the Company (and to the Rights Agent if given by the Holders), may declare the VCRs to be due and payable, and upon any such declaration, the Default Amount shall become immediately due and payable and, thereafter, shall bear interest at an interest rate of 12% per annum (the "Default Interest Rate") until payment is made to the Rights Agent for distribution to the VCR Holders.

          Section 1.04    Form of Payment.

          (a) The Company, at its option, may pay the VCR Payment Amount, Disposition Payment Amount or Default Amount in (i) cash or (ii) that number of shares of Common Stock equal to the VCR Payment Amount, Disposition Payment Amount or Default Amount divided by the Current Market Value of the Common Stock as of the Maturity Date, the Extended Maturity Date, the Disposition Payment Date or the Default Payment Date, as the case may be; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, the Default Payment Amount may be paid only in cash or shares of Company preferred stock ("Preferred Stock") having the terms set forth in Exhibit C to this Agreement, with each Holder receiving a number of Fractional Shares (as defined below) equal to the number of shares of Common Stock such Holder would have received if the Company had paid in shares of Common Stock. If the number of shares of Common Stock that is authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than payment of amounts due in payment of the VCRs is not sufficient to permit the payment in shares of Common Stock, the Company may, in lieu of paying in shares of Common Stock, pay amounts due in payment of the VCRs in shares of Preferred Stock having the terms set forth in Exhibit C to this Agreement, with each Holder receiving a number of Fractional Shares equal to the number of shares of Common Stock such Holder would have received if the Company had paid in shares of Common Stock. "Fractional Share" shall mean such fraction of a whole share of Preferred Stock as determined by the Board of Directors of the Company. Any shares of Common Stock or Preferred Stock to be issued hereunder shall be issued pursuant to an effective registration statement under the Securities Act or under an exemption therefrom.

          (b)    Fractional Shares of Common Stock.

                 (i)      If payment is made in Common Stock pursuant to
Section 1.04(a), the Company shall not issue fractions of shares of Common Stock upon payment under the VCRs or distribute certificates which evidence fractional shares of Common Stock; provided that the foregoing shall not preclude any Holder from aggregating VCR Certificates and receiving a whole number of shares of Common Stock, in which case the foregoing shall apply only to any fraction of a share resulting from such aggregation. In lieu of any such fractional shares of Common Stock, the Holder shall receive cash equal to the same fraction of the Current Market Value as of the Maturity Date or the Extended Maturity Date, as the case may be, of one share of Common Stock. Upon request by the Rights Agent, the Company will deposit sufficient cash to make payment in respect of fraction VCRs as provided herein.

                 (ii) The holder of a VCR by the acceptance of the VCR expressly waives his right to receive any fractional shares of Common Stock upon exercise of a VCR except as permitted by this Section 1.04.

          Section 1.05    Termination of VCRs.

          Notwithstanding anything to the contrary set forth herein, the VCRs shall terminate and become null and void, and the Holders thereof shall have no further rights with respect thereto, if the closing bid price of the Common Stock exceeds (a) $21.10 on each Trading Day in any period of 50 consecutive calendar days prior to the Maturity Date, or (b) $25.10 on each Trading Day in any period of 50 consecutive calendar days between the Maturity Date and the Extended Maturity Date. Upon such termination, the Company shall give the Rights Agent notice of such termination. The failure to give such notice or any defect therein shall not affect the validity of such termination.


                                  ARTICLE TWO

                                VCR CERTIFICATES

          Section 2.01    Form of VCR Certificates.

          (a) The VCR Certificates and the Rights Agent's certificate of authentication shall be in substantially the forms set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed therein as may be required to comply with the rules of any securities exchange or as may be required by law or any rule or regulation pursuant thereto, all as may be determined by officers executing such VCR Certificates, as evidenced by their execution of the VCR Certificates. Any portion of the text of any VCR Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the VCR Certificate.

          (b) The definitive VCR Certificates shall be printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the VCRs may be listed, all as determined by the officers executing such VCR Certificates, as evidenced by their execution of such VCR Certificates.

          (c) The form of a VCR Certificate is set forth in Exhibit A attached hereto.

          Section 2.02    Number of VCR Certificates.

          The aggregate number of VCR Certificates which may be authenticated and delivered under this Agreement is limited to _____________ [number of shares/VCRs to be issued in Merger] except for VCR Certificates authenticated and delivered upon registration of transfer, or in exchange for, or in lieu of, other VCR Certificates pursuant to Section 2.05, 2.06, 2.07 or 5.05; provided, that, the foregoing limitation shall not affect the adjustments called for in
Section 1.02.

          Section 2.03    Registrable Form.

          The VCR Certificates shall be issuable only in registered form.

          Section 2.04    Execution, Authentication, Delivery and Dating.

          (a) The VCR Certificates shall be executed an behalf of the Company by its Chairman of the Board of Directors or its president or any vice president or its treasurer, under its corporate seal which may, but need not, be attested. The signature of any of these officers on the VCR Certificates may be manual or facsimile.

          (b) VCR Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such VCR Certificates or did not hold such offices at the date of such VCR Certificates.

          (c) At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver VCR Certificates executed by the Company to the Rights Agent for authentication, together with a Company Order for the authentication and delivery of such VCR Certificates; and the Rights Agent in accordance with such Company Order shall authenticate and deliver such VCR Certificates as provided in this Agreement and not otherwise.

          (d) Each VCR Certificate shall be dated the date of its authentication.

          (e) No VCR Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such VCR Certificate a certificate of authentication substantially in the form provided for herein duly executed by the Rights Agent by manual signature of an authorized officer, and such certificate upon any VCR Certificate shall be conclusive evidence, and the only evidence, that such VCR Certificate has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Agreement.

          Section 2.05    Temporary VCR Certificates.

          (a) Pending the preparation of definitive VCR Certificates, the Company may execute, and upon Company Order the Rights Agent shall authenticate and deliver, temporary VCR Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive VCR Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such VCR Certificates may determine with the concurrence of the Rights Agent. Temporary VCR Certificates may contain such reference to any provisions of this Agreement as may be appropriate. Every temporary VCR Certificate shall be executed by the Company and be authenticated by the Rights Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive VCR Certificates.

          (b) If temporary VCR Certificates are issued, the Company will cause definitive VCR Certificates to be prepared without unreasonable delay. After the preparation of definitive VCR Certificates, the temporary VCR Certificates shall be exchangeable for definitive VCR Certificates upon surrender of the temporary VCR Certificates at the office of the Rights Agent, without charge to the Holder. Upon surrender for cancellation of any one or more temporary VCR Certificates the Company shall execute and the Rights Agent shall authenticate and deliver in exchange therefor a like amount of definitive VCR Certificates. Until so exchanged, the temporary VCR Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive VCR Certificates.

          Section 2.06    Registration, Registration of Transfer and Exchange.

          (a) The Company shall cause to be kept at the office of the Rights Agent a register (being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of VCRs and for transfers of VCRs. The Rights Agent is hereby initially appointed "Security Registrar" for the purpose of registering VCRs and transfers of VCRs as herein provided.

          (b) Upon surrender for registration of transfer of any VCR Certificate at the office of the Rights Agent, the Company shall execute, and the Rights Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new VCR Certificates representing the same aggregate number of VCRs represented by the VCR Certificate so surrendered that are to be transferred and the Company shall execute and the Rights Agent shall authenticate and deliver, in the name of the transferor, one or more new VCR Certificates represented by such VCR Certificate that are not to be transferred.

          (c) At the option of the Holder, VCR Certificates may be exchanged for other VCR Certificates that represent in the aggregate the same number of VCRs as the VCR Certificates surrendered at the office of the Rights Agent. Whenever any VCR Certificates are so surrendered for exchange, the Company shall execute, and the Rights Agent shall authenticate and deliver, the VCR Certificates which the Holder making the exchange is entitled to receive.

          (d) All VCR Certificates issued upon any registration of transfer or exchange of VCR Certificates shall be the valid obligations of the Company, evidencing the same right and entitled to the same benefits under this Agreement as the VCR Certificates surrendered upon such registration of transfer or exchange.

          (e) Every VCR Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written intent of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          (f) No service charge shall be made for any registration of transfer or exchange of VCRs, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of VCRs, other than exchanges pursuant to Section 2.05 or not involving any transfer.

          Section 2.07    Mutilated, Destroyed, Lost and Stolen VCR
Certificates.

          (a) If (i) any mutilated VCR Certificate is surrendered to the Rights Agent or (ii) the Company and the Rights Agent receive evidence to their satisfaction of the destruction, loss or theft of any VCR Certificate, and there is delivered to the Company and the Rights Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Rights Agent that such VCR Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Rights Agent shall authenticate and deliver, in exchange for any such mutilated VCR Certificate or in lieu of any such destroyed, lost or stolen VCR Certificate, a new VCR Certificate of like tenor and amount of VCRs, bearing a number not contemporaneously outstanding.

          (b) In case any such mutilated, destroyed, lost or stolen VCR Certificate has become or is to become due and payable within 15 days, the Company in its discretion may, instead of issuing a new VCR Certificate, deliver payment, if any, for such VCR on or prior to the Maturity Date or the Extended Maturity Date, as the case may be.

          (c)    Upon the issuance of any new VCR Certificates under this
Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

          (d) Every new VCR Certificate issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen VCR Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen VCR Certificate shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Agreement equally and proportionately with any and all other VCR Certificates duly issued hereunder.

          (e) The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen VCR Certificates.

          Section 2.08    Presentation of VCR Certificate.

          Payment of any amounts on the VCRs shall be made only upon presentation of the VCR Certificate by the Holder thereof at the office of the Rights Agent maintained for that purpose in New York, New York.

          Section 2.09    Persons Deemed Owners.

          Prior to the time of due presentment for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may treat the Person in whose name any VCR is registered as the owner of such VCR for the purpose of receiving payment on such VCR and for all other purposes whatsoever, whether or not such VCR be overdue, and neither the Company, the Rights Agent nor any agent of the Company or the Rights Agent shall be affected by notice to the contrary.

          Section 2.10    Cancellation.

          All VCRs surrendered for payment, registration, transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and shall be promptly canceled by it. The Company may at any time deliver to the Rights Agent for cancellation any VCRs previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all VCRs so delivered shall be promptly canceled by the Rights Agent. No VCRs shall be authenticated in lieu of or in exchange for any VCRs canceled as provided in this Section 2.10, except as expressly permitted by this Agreement. All canceled VCRs held by the Rights Agent shall be disposed of as directed by a Company Order.

          Section 2.11    VCR Certificate Holder Not Deemed a Stockholder.

          No Holder, as such, of any VCR Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the VCRs represented thereby, nor shall anything contained herein or in any VCR Certificate be construed to confer upon the holder of any VCR Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, unless and until shares of Common Stock have been issued in payment of the VCRs in accordance with the provisions hereof.

                                 ARTICLE THREE

                                THE RIGHTS AGENT

          Section 3.01    Certain Duties and Responsibilities.

          (a) With respect to the Holders of VCRs issued hereunder, the Rights Agent, prior to an Event of Default with respect to the VCRs and after curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In case an Event of Default with respect to the VCRs has occurred (which has not been cured or waived), the Rights Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Rights Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Rights Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Rights Agent, the Rights Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The

Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          Section 3.02    Certain Rights of Rights Agent.

          Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d) and Section 3.01 hereof:

          (a) The Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (c) Whenever in the administration of this Agreement the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate.

          (d) The Rights Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (e) The Rights Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Rights Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (f) The Rights Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request consent order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate number of the VCRs then outstanding; provided that, if the payment within a reasonable time to the Rights Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Rights Agent not reasonably assured to the Rights Agent by the security afforded to it by the terms of this Agreement, the Rights Agent may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Rights Agent or any predecessor Rights Agent, shall be repaid by the Company upon demand.

          (g) The Rights Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Rights Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h) The permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty.

          (i) The Rights Agent shall not be required to give any note or surety in respect of the execution of the said trusts and powers.

          (j) Except for an event of which the Rights Agent has "actual knowledge," which event, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Rights Agent shall not be deemed to have notice of any Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate number of VCRs Outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation without regard thereto.

          (k) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 3.03    Not Responsible for Recitals or Issuance of VCRs.

          The recitals contained herein and in the VCRs, except the Rights Agent's certificates of authentication, shall be taken as the statements of the Company, and the Rights Agent assumes no responsibility for their correctness. The Rights Agent makes no representations as to the validity or sufficiency of this Agreement or of the VCRs. The Rights Agent shall not be accountable for the use or application by the Company of VCRs.

          Section 3.04    May Hold VCRs.

          The Rights Agent, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of VCRs, and, subject to Section 3.07, may otherwise deal with the Company with the same rights it would have if it were not Rights Agent, Paying Agent, Security Registrar or such other agent.

          Section 3.05 Compensation, Reimbursement and Indemnification of the Rights Agent.

          The Company agrees:

          (a) to pay to the Rights Agent from time to time reasonable compensation for all services tendered by it hereunder;

          (b) except as otherwise expressly provided herein, to reimburse the Rights Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Rights Agent in accordance with any provision of this Agreement (including the reasonable compensation and the events and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and

          (c) to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this agency, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the enforcement of this Section 3.05.

          Section 3.06 Corporate Rights Agent Required; Eligibility; Disqualification.

          (a) The Company shall insure that there shall at all times be a Rights Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Rights Agent.

          (b) The Rights Agent shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. Nothing herein shall prevent the

Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

          (c) If at any time the Rights Agent shall cease to be eligible in accordance with the provisions of this Section 4.06, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 3.07    Change of Rights Agent.

          The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the VCR Certificates by first-class mail. The Company may remove this Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail and to the holders of the VCR Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to this Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a VCR Certificate (who shall, with such notice, submit his VCR Certificate for inspection by the Company), then the registered holder of any VCR Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States or the District of Columbia, in good standing, which is authorized under such law to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by such predecessor Rights Agent hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the VCR Certificates. Failure to give any notice provided for in this Section 4.07, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 3.08    Acceptance of Appointment by Successor.

          (a) Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Rights Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Rights Agent shall become effective and such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of the Company or the successor Rights Agent, such retiring Rights Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent, and shall duly assign, transfer and deliver to such successor Rights Agent all property and money held by such retiring Rights Agent hereunder. Upon request of any such successor Rights Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Rights Agent all such rights, powers and trusts.

          (b) No successor Rights Agent shall accept its appointment unless at the time of such acceptance such successor Rights Agent shall be qualified and eligible under this Article.

          Section 3.09 Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Rights Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Rights Agent shall be the successor of the Rights Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any VCRs shall have been authenticated, but not delivered, by the Rights Agent then in office, any successor by merger, conversion or consolidation to such authenticating Rights Agent may adopt such authentication and deliver the VCRs so authenticated with the same effect as if such successor Rights Agent had itself authenticated such VCRs, and such certificate shall have the full force which it is anywhere in the VCRs or in this Agreement provided that the certificate of the Rights Agent shall have; provided that the right to adopt the certificate of authentication of any predecessor Rights Agent shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE FOUR

             HOLDERS' LISTS AND REPORTS BY RIGHTS AGENT AND COMPANY

          Section 4.01 Company to Furnish Rights Agent Names and Addresses of Holders.

          The Company will furnish or cause to be furnished to the Rights Agent
(a) semiannually, beginning January 1, 1997, a list, in such form as the Rights Agent may reasonably require, of the names and addresses of the Holders as of the date thereof and (b) at such times as the Rights

Agent may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Rights Agent may reasonably require, of the names and the addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, if and so long as the Rights Agent shall be the Security Registrar, no such list need be furnished.

          Section 4.02    Preservation of Information; Communications to
Holders.

          (a) If the list is provided pursuant to Section 4.01, the Rights Agent shall preserve, in as current a form as is reasonable practicable, the names and addresses of Holders contained in the most recent list furnished to the Rights Agent as provided in Section 4.01 and the names and addresses of Holders received by the Rights Agent in its capacity as Security Registrar. The Rights Agent may destroy any list furnished to it as provided in Section
4.01 upon receipt of a new list so furnished.

          (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Rights Agent, and furnish to the Rights Agent reasonable proof that each such applicant has owned a VCR for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the VCRs and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Rights Agent shall, within five Business Days after the receipt of such application at its election, either (i) afford such applicants access to the information preserved at the time by the Rights Agent in accordance with Section 4.02(a), or (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Rights Agent in accordance with
Section 4.02(a), and as to the approximate cost of mailing to such Holders the forms of proxy or other communication, if any, specified in such application.

          If the Rights Agent shall elect not to afford such applicants access to such information, the Rights Agent shall, upon the written request of such applicants, mail to each Holders whose name and address appear in the information preserved at the time by the Rights Agent in accordance with
Section 4.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Rights Agent of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Rights Agent shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Rights Agent, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Rights Agent shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender otherwise the Rights Agent shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of VCRs, by receiving and holding the same, agrees with the Company and the Rights Agent that neither the Company nor the Rights Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Subsection (b), regardless of the source from which such information was derived, and that the Rights Agent shall not be held accountable by reason of mailing any material pursuant to a request made under Subsection (b).

          Section 4.03    Reports by Company.

          The Company shall:

          (a) file with the Rights Agent, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Rights Agent and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

          (b) file with the Rights Agent and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations.

          (c) The Rights Agent shall transmit by mail to all Holders, as their names and addresses appear in the security Register, within 30 days after the filing thereof with the Rights Agent such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission.

          Section 4.04    Reports by Rights Agent.

          Within 60 days after [the Closing Date] of each year commencing with [one year from the Closing Date], the Rights Agent shall transmit by mail to the Holder, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, and to the Company, a brief report dated as of such [the Closing Date] which satisfies the requirements of Section 313(a) of the Trust

Indenture Act. The Rights Agent shall also transmit such reports to Holders as are required by Section 313(b) of the Trust Indenture Act. A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the VCRs are listed, if any, or the Nasdaq interdealer quotation system, if applicable. The Company shall notify the Rights Agent when the VCRs are listed on any stock exchange or traded on the Nasdaq interdealer quotation system.

                                  ARTICLE FIVE

                                   AMENDMENTS

          Section 5.01    Amendments Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, in form satisfactory to the Rights Agent, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the VCRs; or

          (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Rights Agent shall consider to be for the protection of the Holders of VCRs, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restriction, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the right of the Holders of a majority in aggregate number of the VCRs to waive such an Event of Default; or

          (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

provided that in each case, such provisions shall not adversely affect the interests of the Holders.

          Section 5.02    Amendments with Consent of Holders.

          (a) With the consent of the Holders of not less than a majority of the outstanding VCRs, by Act of said Holders delivered to the Company and the Rights Agent, the Company, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each outstanding VCR affected thereby:

                 (i) modify the definition of Maturity Date, Extended Maturity Date, Current Market Value, Valuation Period, Target Price, Minimum Price or Discounted Target Price or modify Section 1.02(c) or otherwise extend the maturity of the VCRs or reduce the amounts payable in respect of the VCRs;

                 (ii) reduce the amount of the outstanding VCRs, the consent of whose Holders is required for any such amendment; or

                 (iii) modify any of the provisions of this Section 5.02 except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each VCR affected thereby.

          (b)    It shall not be necessary for any Act of Holders under this
Section 5.02 to approve the particular form of any proposed amendment but it shall be sufficient if such Act shall approve the substance thereof.

          (c) Promptly after the execution by the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.02, the Company shall mail a notice thereof by first class mail to the Holders of VCRs at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

          Section 5.03    Execution of Amendment.

          In executing any amendment permitted by this Article, the Rights Agent shall be entitled to receive, and (subject to Section 3.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent, may, but shall not be obligated to, enter into any such amendment which affects the Rights Agent's own rights, duties or immunities under this Agreement or otherwise.

          Section 5.04    Effect of Amendments.

          Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of VCRs theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 5.05    Reference in VCRs to Amendments.

          VCR Certificates authenticated and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Rights Agent, bear a notation in form approved by the Rights Agent as to any matter provided for in such amendment. If the Company shall so determine, new VCR Certificates so modified as to conform, in the opinion of the Rights Agent and the Board of Directors, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Rights Agent in exchange for outstanding VCR Certificates.

          Section 5.06    Conformity with Trust Indenture Act.

          Every amendment executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                                  ARTICLE SIX

                                   COVENANTS

          Section 6.01    Payment, If Any, to Holders.

          The Company will duly and punctually make the required payment, if any, in the manner provided for in Article One on the VCRs in accordance with the terms of the VCRs and this Agreement.

          Section 6.02    Trading Moratorium.

          At any time that the VCRs remain outstanding, neither the Company nor any Affiliate of the Company shall purchase or sell or offer to purchase or sell any shares of Common Stock during any period that (a) begins 18 Trading Days before commencement of the Valuation Period ending on the Maturity Date (unless the Company has theretofore elected to extend the Maturity Date to the Extended Maturity Date) and ends on the Maturity Date, (b) begins 18 Trading Days before the Valuation Period ending on the Extended Maturity Date and ends on the Extended Maturity Date or (c) begins on the later of 18 trading days before any other Valuation Date and the date that the Company knows that a Valuation Date will occur and ends on such Valuation Date; provided, however, that nothing in this Section 6.02 shall prevent the Company or any Affiliate of the Company from purchasing or selling shares of Common Stock pursuant to the terms of any employee benefit or other incentive compensation arrangement.

                                 ARTICLE SEVEN

        REMEDIES OF THE RIGHTS AGENT AND THE HOLDERS ON EVENT OF DEFAULT

          Section 7.01 Collection of Indebtedness by Trustee; Trustee May Prove Debt.

          (a) The Company covenants that in case of default in payments required by Article One hereof, then in addition to its liability for such payments, the Company shall pay the Rights Agent such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Rights Agent and such predecessor Rights Agent, their respective agents, attorneys and counsel, and any expenses and liabilities incurred and all advances made, by the Rights Agent and each predecessor Rights Agent except as a result of its gross negligence, willful misconduct or bad faith.

          (b) In case the Company shall fail forthwith to pay amounts owed to the Holders or the Rights Agent upon demand, the Rights Agent, in its own name and on behalf of the Holders, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such VCRs and collect in manner provided by law out of the property of the Company or other obligor upon such VCRs, wherever situated, the moneys adjudged or decreed to be payable.

          (c) In case there shall be pending proceedings relative to the Company or any other obligor upon the VCRs under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or rights agent in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the VCRs, or to the creditors or property of the Company or such other obligor, the Rights Agent, irrespective of whether the principal of any VCRs shall then be due and payable as therein expressed or otherwise and irrespective of whether the Rights Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                 (i) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the VCRs, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Rights Agent (including any claim for reasonable compensation to the Rights Agent and each predecessor Rights Agent, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made by the Rights Agent and such predecessor Rights Agent, except as a result of gross negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the VCRs, or to the property of the Company or such other obligor;

                 (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a rights agent or a standby rights agent in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

                 (iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts receivable with respect to the claims of the Holders and of the Rights Agent on their behalf and any rights agents, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Rights Agent, and, in the event that the Rights Agent shall consent to the making of payments directly to the Holders, to pay to the Rights Agent such amounts as shall be sufficient to cover reasonable compensation to the Rights Agent, each predecessor Rights Agent and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Rights Agents and each predecessor Rights Agent except as a result of gross negligence or bad faith and all other amounts due to the Rights Agent or any predecessor Rights Agent pursuant to Section 3.05.

          (d) Nothing herein contained shall be deemed to authorize the Rights Agent to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the VCRs or the rights of any Holder thereof, or to authorize the Rights Agent to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a Rights Agent in bankruptcy or similar person.

          (e) All rights of action and of asserting claims under this Agreement, or under any of the VCRs, may be enforced by the Rights Agent without the possession of any of the VCRs or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Rights Agent shall be brought in its own name as Rights Agent of an express trust, and any recovery of judgment subject to the payment of predecessor Rights Agent and their respective agents and attorneys of such amounts due pursuant to Section 3.05 and 7.01 hereof, shall be for the ratable benefit of the Holders.

          (f) In any proceedings brought by the Rights Agent (and also any proceedings involving the interpretation of any provisions of this Agreement to which the Rights Agent shall be a party) the Rights Agent shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such VCRs parties to any such proceedings.

          Section 7.02    Application of Proceeds.

          Any cash or other payment collected by the Rights Agent pursuant to this Article in respect to any VCRs shall be applied in the following order at the date or dates fixed by the Rights Agent upon presentation of the several VCRs in respect of which cash or other payment have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented VCRs if only partially paid or upon surrender thereof if fully paid.

          FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Rights Agent and each predecessor Rights Agent and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent except as a result of gross negligence, willful misconduct or bad faith, and all other amounts due to the Rights Agent or any predecessor Rights Agent pursuant to Sections
          3.05 or 7.01;

          SECOND: To the payment of the whole amount then owing and unpaid upon all the VCRs, with interest at the Default Interest Rate on all such amounts, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the VCRs, then to the payment of such amounts without preference or priority of any VCR over any other VCR, to each Holder pro rata; and

          THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

          Section 7.03    Suit for Enforcement.

          In case an Event of Default exists, the Rights Agent may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judicial proceedings as the Rights Agent shall deem most effective to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any such right granted in this Agreement or to enforce any other legal or equitable right vested in the Rights Agent by the Agreement or by law.

          Section 7.04    Restoration of Rights on Abandonment of Proceedings.

          In case the Rights Agent shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Rights Agent, then and in every such case the Company and the Rights Agent shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Rights Agent and the Holders shall continue as though no such proceedings had been taken.

          Section 7.05    Limitations on Suits by Holders

          No Holder of any VCR shall have any right by virtue or by availing itself of any provision of this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement (except for payments as described in Section 7.06), or for the appointment of a Rights Agent, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Rights Agent written notice of default and of the continuance thereof as hereinbefore provided, and unless also the Holders of not less than 25% of the VCRs then Outstanding shall have made written request upon the Rights Agent to institute such action or proceedings in its own name as Rights Agent hereunder and shall have offered to the Rights Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Rights Agent for 60 days after its receipt of notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Rights Agent pursuant to Section 7.08. No one or more Holders of VCRs shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Agreement to effect, disturb or prejudice the rights of any other such Holder of VCRs, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of VCRs. For the protection and enforcement of the provisions of this section, each and every Holder and the Rights Agent shall be entitled to each relief as can be given either at law or in equity.

          Section 7.06    Unconditional Right Of Holders to Institute Certain
Suits.

          Notwithstanding any other provision in this Agreement and any provision of any VCR, the right of any Holder of any VCR to receive payment of the amounts payable in respect of such VCR on or after the respective due dates expressed in such VCR or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 7.07 Powers and Remedies Cumulative, Delay or Omission For Waiver of Default.

          (a) Except as provided in Section 7.05, no right or remedy herein conferred upon or reserved to the Rights Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          (b) No delay or omission of the Rights Agent or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or any acquiescence therein, and, subject to Section 7.05, every power and remedy given by this Agreement or by law to the Rights Agent or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Rights Agent or by the Holders.

          Section 7.08    Control by Holders.

          (a) The Holders of a majority of the VCRs at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Rights Agent, or exercising any trust or power conferred on the Rights Agent with respect to the VCRs by this Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Agreement, and provided further that (subject to the provisions of Section 3.01) the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken as if the Rights Agent in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Rights Agent shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the VCRs not joining in the giving of said direction, it being understood that (subject to Section 3.01) the Rights Agent shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

          (b) Nothing in this Agreement shall impair the right of the Rights Agent in its discretion to take any action deemed proper by the Rights Agent and which is not inconsistent with such direction or directions by Holders.

          Section 7.09    Waiver of Past Defaults.

          (a) Prior to the declaration of the acceleration of the maturity of the VCRs as provided in Section 1.03(b), in the case of a default or an Event of Default specified in clause (B) of Section 1.03(a)(i), the Holders of a majority of all the VCRs then Outstanding may waive any such default or Event of Default, and its consequences, except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each VCR affected. In the case of any such waiver, the Company, the Rights Agent and the Holders of the VCRs shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          (b) Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          Section 7.10 Rights Agent to Give Notice of Default, but May Withhold in Certain Circumstances.

          The Rights Agent shall transmit to the Holders, as the names and addresses of such Holders appear on the security register, notice by mail of all defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become an Event of Default); provided that, except in the case of default in the payment of the amounts payable in respect of any of the VCRs, the Rights Agent shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Rights Agents and/or Responsible Officers of the Rights Agent in good faith determine that the withholding of such notice is in the interests of the Holders.

          Section 7.11 Right of Court to Require Filing of Undertaking to Pay Costs.

          All parties to this Agreement agree, and each holder of any VCR by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Rights Agent for any action taken, suffered or omitted by it as Rights Agent, the filing by any party suffered or omitted by it as Rights Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, in such suit, having due regard to the merits and good faith or the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Rights Agent, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% of the VCRs Outstanding or to any suit instructed by any Holder for the enforcement of the payment of any VCR on or after the due date expressed in such VCR.

                                 ARTICLE EIGHT

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 8.01    Definitions.

          (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings given them below.

          "Act," when used with respect to any Holder, has the meaning specified in Section 8.04.

          "Adjusted Closing Bid Price" shall have the meaning set forth in
Section 1.02(a).

          "Affiliate" means a Person that, directly or indirectly, through one or more intermediaries, Controls the first mentioned Person.

          "Agreement" means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

          "Business Day" means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York or in the state of the principal office of the Rights Agent are not authorized or obligated by law or executive order to close and, if the VCRs are listed on a national securities exchange or an interdealer quotation service, such exchange is open for trading or quotations are available, as the case may be.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Commission" means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the VCRs for the purpose of complying with such provisions.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Chairman of the Board of Directors, president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, and delivered to the Rights Agent.

          "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or otherwise.

          "Current Market Value" shall have the meaning set forth in Section 1.02(a)(ii).

          "Default Amount" shall have the meaning set forth in Section 1.03(a)(iii).

          "Default Payment Date" shall have the meaning set forth in Section 1.03(a)(vi).

          "Discounted Target Price" shall have the meaning set forth in Section 1.03(a)(iv).

          "Disposition" shall have the meaning set forth in Section
1.03(a)(ii).

          "Disposition Payment Date" shall have the meaning set forth in
Section 1.03(a)(v).

          "Effective Time" shall mean the Effective Time of the merger pursuant to the Merger Agreement.

          "Ending Period Comparable Paging Company Index" shall have the meaning set forth in Section 1.02(a)(vii).

          "Event of Default" shall have the meaning set forth in Section 1.03(a)(i).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Extended Maturity Date" shall have the meaning set froth in Section 1.01(b).

          "Holder" means a Person in whose name a VCR is registered in the Security Register.

          "Index Factor" shall have the meaning set forth in Section
1.02(a)(vi).

          "Maturity Date" shall have the meaning set forth in Section 1.01(a).

          "Minimum Price" shall have the meaning set forth in Section 1.02(a)(iii).

          "Nasdaq National Market System" means the National Association of Securities Dealers Automated Quotation System National Market System.

          "Officer's Certificate" means a certificate signed by the Chairman of the Board of Directors, the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary of the Company in his or her capacity as such an officer, and delivered to the Rights Agent.

          "Opinion of Counsel" means a written opinion of counsel who shall be reasonably acceptable to the Rights Agent.

          "Outstanding," when used with respect to VCRs means, as of the date of determination, all VCRs theretofore authenticated and delivered under this Agreement, except:

          (i) VCRs theretofore canceled by the Rights Agent or delivered to the Rights Agent for cancellation;

          (ii) From and after the earlier of the Default Payment Date, the Disposition Payment Date, the Maturity Date or, in the event the Company shall extend the Maturity Date, the Extended Maturity Date, VCRs or portions thereof, for whose exercise payment in the necessary amount has been theretofore deposited with the Rights Agent or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such VCRs; and

          (iii) VCRs in exchange for or in lieu of which other VCRs have been authenticated and delivery pursuant to this Agreement other than any such VCRs in respect of which there shall have been presented to the Rights Agent proof satisfactory to it that such VCRs are held by a bona fide purchaser in whose hands the VCRs are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite outstanding VCRs have given any request, demand, direction, consent or waiver hereunder, VCRs owned by the Company or any other obligor upon the VCRs or any affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding except that in determining whether the Rights Agent shall be protected in relying upon any such request, demand, direction, consent or waiver, only VCRs which the Rights Agent knows to be so owned shall be so disregarded.

          "Paying Agent" means any Person authorized by the Company to make payments previously deposited with such Person determined pursuant to Article One, if any, on any VCRs on behalf of the Company.

          "Person" means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Responsible Officer," when used with respect to the Rights Agent, means any officer assigned to the corporate trust office and also means, with respect to any particular corporate trust matter, any other officer of the Rights Agent to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Rights Agent" means the Person named as the "Rights Agent" in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement and thereafter "Rights Agent," shall mean such successor Rights Agent.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 2.06(a).

          "Target Price" shall have the meaning set forth in Section
1.02(a)(i).

          "Trading Day" means (i) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq National Market System, or (c) if the Common Stock is not traded on the Nasdaq National Market System, a day on which the Common Stock is traded in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Agreement was executed.

          "Valuation Period" shall have the meaning set forth in Section 1.02(a)(v).

          "vice president," when used with respect to the Company or the Rights Agent, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president."

          (b) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

          (c) All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation.

          (d) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          Section 8.02    Trust Indenture Act.

          (a) The provisions of Section 310 to and including 317 of the Trust Indenture Act, to the extent not set forth herein, are incorporated by reference in and made a part of this Agreement. The following Trust Indenture Act terms used in this Agreement have the following meanings:

          "indenture security" means the VCRs;
          "indenture security holder" means the Holder;
          "indenture to be qualified" means this Agreement;
          "indenture trustee" or "institutional trustee" means the Rights
          Agent;
          "obligor" on the indenture securities means the Company.

          (b) If any provision of this Agreement limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Agreement by the Trust Indenture Act, the provision so required or deemed shall control.

          Section 8.03    Compliance Certificates.

          (a) Upon any application or request by the Company to the Rights Agent to take any action under any provision of this Agreement, the Company shall furnish to the Rights Agent (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement (including any covenants, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application, no additional Officer's Certificate or Opinion of Counsel need be furnished.

          (b) Every certificate with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                 (i) a statement that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto;

                 (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

                 (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          (c) The Company shall deliver to the Rights Agent within 120 days after the end of each fiscal year of the Company a certificate of the Chief Executive Officer or Chief Financial Officer of the Company stating that all conditions and covenants provided for in this Agreement have been complied with.

          Section 8.04    Form of Documents Delivered to Rights Agent.

          (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may codify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          (b) Any Opinion of Counsel may be based upon an Officer's Certificate unless such counsel knows, or in the exercise of reasonable care should know, that the Officer's Certificate or representations with respect to the matters upon which his opinion is based are erroneous.

          (c) Any certificate or statement of an officer of the Company may be based upon a certificate or representation by an officer or officers of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

          (d) Any certificate or statement of an officer of the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or statement may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Rights Agent shall contain a statement that such firm is independent.

          (e) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

          Section 8.05    Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Rights Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 3.01) conclusive in favor of the Rights Agent and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Rights Agent deems sufficient.

          (c)    The ownership of VCRs shall be proved by the Security
Register.

          (d) At any time prior to (but not after) the evidencing to the Rights Agent as provided in this Section 8.05, of the taking of any action by the Holders of the VCRs specified in this Agreement in connection with such action, any Holder of a VCR the serial number of which is shown by the evidence to be included among the serial number of the VCRs the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this
Section 8.05, revoke such action so far as concerns such VCR. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any VCR shall bind every future Holder of the same VCR or the Holder of every VCR issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Rights Agent, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such VCR.

          Section 8.06    Notices, Etc., to Rights Agent and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

          (a) the Rights Agent by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Rights Agent at First Union National Bank of Virginia,
Attention: Corporate Trust Department, 901 East Cary Street, 2nd Floor, Richmond, Virginia 23219, facsimile 804-788-9661; or

          (b) the Company by the Rights Agent or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage, prepaid, to the Company addressed to it at 6677 Richmond Highway, Alexandria, Virginia 22306, Attention: Corporate Secretary, facsimile 703-768-3958, or at any other address previously furnished in writing to the Rights Agent by the Company.

          Section 8.07    Notice to Holders; Waiver.

          Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Rights Agent but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this

Agreement then any method of giving such notice as shall be satisfactory to the Rights Agent shall be deemed to be a sufficient giving of such notice.

          Section 8.08    Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 8.09    Successors and Assigns.

          All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 8.10    Benefits of Agreement.

          Nothing in this Agreement or in the VCRs, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

          Section 8.11    Governing Law.

          This Agreement and the VCRs shall be governed by and construed in accordance with the laws of the State of Delaware except that the rights and obligations of this Rights Agent shall be governed by and construed in accordance with the laws of the [Commonwealth of Virginia].

          Section 8.12    Legal Holidays.

          In the event that any date for payment provided for in this Agreement shall not be a Business Day, then (notwithstanding any provision of this Agreement or the VCRs to the contrary) payment on the VCRs need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date for payment.

          Section 8.12    Separability Clause.

          In case any provision in this Agreement or in the VCRs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 8.13    Counterparts.

          This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       METROCALL, INC.



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:





ATTEST:


--------------------------------




                                       FIRST UNION NATIONAL BANK OF VIRGINIA



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                      EXHIBIT A - Form of VCR Certificate

                        FORM OF FACE OF VCR CERTIFICATE

                                METROCALL, INC.

No.____________                        Certificate for __________ Indexed
                                       Variable Common Rights

           This certifies that ____________________________________________or registered assigns (the "Holder"), is the registered holder of the number of Variable Common Rights ("VCRs") set forth above. Each VCR entitles the Holder, subject to the provisions contained herein and in the VCR Agreement referred to below, to payment in an amount determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the VCR Agreement. The Company, at its option, may pay the VCR Payment Amount, Disposition Payment Amount or the Default Amount in (i) cash or (ii) that number of shares of Common Stock equal to the VCR Payment Amount, the Disposition Payment Amount or the Default Amount divided by the Current Market Value of the Common Stock as of the Maturity Date, the Extended Maturity Date, the Disposition Payment Date or the Default Payment Date, as the case may be; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, the Default Payment Amount may be paid only in cash or shares of Company preferred stock ("Preferred Stock") as provided in Section 1.04(a) of the VCR Agreement. If the number of shares of Common Stock that is authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than payment of the VCRs is not sufficient to permit the payment in shares of Common Stock, the Company may, in lieu of paying in shares of Common Stock, pay amounts due in payment of the VCRs in shares of Preferred Stock as set forth in Section 1.04 of the VCR Agreement. Such payment shall be made by the Company to the Rights Agent for distribution to the Holders within 5 Business Days after the Maturity Date, the Extended Maturity Date, if the Maturity Date shall be extended by the Company in its sole discretion, or the Default Payment Date or the Disposition Payment Date upon the occurrence of an Event of Default or a Disposition, as the case may be, each as defined in the VCR Agreement.

           Any payments made pursuant to this VCR Certificate shall be made only upon presentation of this VCR Certificate by the Holder hereof, at the office of the Rights Agent maintained for such purpose in New York, New York.

           Notwithstanding anything to the contrary set forth herein or in the VCR Agreement, the VCRs represented by this VCR Certificate shall terminate if the closing bid price of the Common Stock exceeds (i) $21.10 on each Trading Day in any period of 50 consecutive calendar days prior to the Maturity Date, or (ii) $25.10 on each Trading Day in any period of 50 consecutive calendar days between the Maturity Date and the Extended Maturity Date.

           Reference is hereby made to the further provisions of this VCR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been duly executed by the Rights Agent referred to on the reverse hereof by manual signature, this VCR Certificate shall not be entitled to any benefit under the VCR Agreement, or to valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                  , 1996.
       -----------------

                                        METROCALL, INC.



                                        By:
                                           -----------------------------------
ATTEST:
                                                       [SEAL]


----------------------------
Authorized Signature

                  RIGHTS AGENT'S CERTIFICATE OF AUTHENTICATION

           This is one of the VCR Certificates referred to in the within-mentioned VCR Agreement.



                                        FIRST UNION NATIONAL BANK OF VIRGINIA,
                                          Rights Agent



                                        By:
                                           -----------------------------------
                                           Authorized Officer

                       FORM OF REVERSE OF VCR CERTIFICATE

           This VCR Certificate is issued under and in accordance with the indexed Variable Common Rights Agreement dated as of ___________ __, 1996 (the "VCR Agreement"), between the Company and First Union National Bank of Virginia (the "Rights Agent", which term includes any successor Rights Agent under the VCR Agreement), and is subject to the terms and provisions contained in the VCR Agreement, to all of which terms and provisions the Holder of this VCR Certificate consents by acceptance hereof. The VCR Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the VCR Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Rights Agent and the holders of the VCRs. Copies of the VCR Agreement can be obtained by contacting the Rights Agent

          Each VCR entitles the Holder, subject to the provisions contained herein and in the VCR Agreement, to payment in an amount determined pursuant to the provisions set forth below and as more fully described in the VCR
Agreement. The Company, at its option, may pay the VCR Payment Amount, Disposition Payment Amount or the Default Amount in (i) cash or (ii) that number of shares of Common Stock equal to the VCR Payment Amount, Disposition Payment Amount or the Default Amount divided by the Current Market Value of the Common Stock as of the Maturity Date, the Extended Maturity Date or the Disposition Payment Date, as the case may be; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, the Default Payment Amount may be paid only in cash or shares of Company preferred stock ("Preferred Stock") as provided in Section 1.04(a) of the VCR Agreement. If the number of shares of Common Stock that is authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than payment of the VCRs is not sufficient to permit the payment in shares of Common Stock, the Company may, in lieu of paying in shares of Common Stock, pay amounts due in payment of the VCRs in shares of Preferred Stock as set forth in Section 1.04 of the VCR Agreement.

          The Company may at its option extend the Maturity Date to the second anniversary of the Effective Time (the "Extended Maturity Date") by (i) delivering to the Rights Agent no later than one Business Day preceding the Maturity Date a notice of extension of maturity in substantially the form set forth as Exhibit B to the VCR Agreement, and (ii) publishing notice of such extension in the Wall Street Journal (Eastern Edition), or if the Wall Street Journal is not then published, such other newspaper with general circulation in the City of New York, New York no later than one Business Day preceding the Maturity Date, provided, however, that no defect in any such notice shall affect the validity of the extension of the Maturity Date to the Extended Maturity Date, and that any such notice when delivered or published in the aforesaid manner shall be conclusively deemed to have been received by each Holder whether or not actually received by such Holder.

          If an Event of Default occurs and is continuing, either the Rights Agent or the Holders holding at least 25% of the Outstanding VCRs, by notice to the Company (and to the Rights Agent if given by the Holders), may declare the VCRs to be due and payable, and upon any such declaration, the Default Amount shall become immediately due and payable and, thereafter, shall bear interest at an interest rate of 12% per annum (the "Default Interest Rate") until payment is made to the Rights Agent for distribution to the VCR Holders.

          The Company will, as soon as practicable, give notice to the Rights Agent and each Holder of the occurrence of a Disposition and the Disposition Payment Date. Subject to Section 1.05 of the VCR Agreement, each VCR shall entitle the holder to receive cash or securities of the Company, as determined pursuant to Section 1.04 of the VCR Agreement, in an amount, if any, by which the Discounted Target Price on the Disposition Payment Date exceeds the greater of (i) the fair market value as of the date of the Disposition (as determined by an independent nationally recognized investment banking firm) of the consideration, if any, received by holders of Common Stock for each share of such Common Stock held by such holder as a result of such disposition and assuming that such holder did not exercise any right of appraisal granted under law with respect to such Disposition, and (ii) the Minimum Price (the "Disposition VCR Payment"). On the Disposition Payment Date, the Company will deposit with the Rights Agent cash or securities of the Company, as determined pursuant to Section 1.04, in an amount equal to the number of VCRs then outstanding multiplied by the Disposition VCR Payment. Following such deposit, the Rights Agent will disburse to each Holder of a VCR Certificate the Disposition VCR Payment times the number of VCRs represented by such VCR Certificate.

          Notwithstanding anything to the contrary set forth herein or in the VCR Agreement, the VCRs shall terminate if the closing bid price of the Common Stock exceeds (a) $21.10 on each Trading Day in any period of 50 consecutive calendar days prior to the Maturity Date, or (b) $25.10 on each Trading Day in any period of 50 consecutive calendar days between the Maturity Date and the Extended Maturity Date.

          Notwithstanding any provision of the VCR Agreement or of this VCR Certificate to the contrary, other than in the case of interest on the Default Amount, no interest shall accrue on any amounts payable on the VCRs to the Holder.

          No fractional shares of Common Stock will be issued upon the exercise of any VCR or VCRs evidenced hereby but in lieu thereof a cash payment will be made, as provided in the VCR Agreement.

          "Current Market Value" per share means, with respect to any date, the median of the averages of the Adjusted Closing Bid Prices on the Nasdaq National Market System (or, if the Common Stock is listed on a securities exchange, on such exchange) of shares of the Common Stock during each 20 consecutive Trading Day period that both begins and ends in the Valuation Period.

          "Default Amount" means the amount, if any, by which the Discounted Target Price exceeds the Minimum Price.

          "Default Payment Date" means the date on which the VCRs become due and payable upon the declaration thereof pursuant to Section 1.03(b) following an Event of Default.

          "Discounted Target Price" means (A) if a Disposition or an Event of Default shall occur prior to the Maturity Date, $21.10 multiplied by the lesser of 1.0 and the relevant Index Factor as of the Disposition Payment Date or the Default Payment Date, as the case may be, and discounted from the Maturity Date to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 8%; or (B) if a Disposition or an Event of Default shall occur after the Maturity Date but prior to the Extended Maturity Date, $25.10 multiplied by the lesser of 1.0 and the Index Factor as of the Disposition Payment Date or the Default Payment Date, as the case may be, and discounted from the Extended Maturity Date to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 8%. In each case, upon each occurrence of an event specified in Section 1.02(c), such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 1.02(c).

          "Disposition" means (A) a merger, consolidation or other business combination involving the Company as a result of which no shares of Common Stock shall remain outstanding, (B) a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company or (C) a reclassification of Common Stock as any other capital stock of the Company or any other person.

          "Disposition Payment Date", with respect to a Disposition, means the date established by the Company for payment of the amount due on the VCRs in respect of such Disposition, which in no event shall be more than 38 days after the date on which such Disposition was consummated.

          "Event of Default" means any of the following which shall have occurred and be continuing:

          (A) default in the payment of all or any part of the amounts payable in respect of any of the VCRs as and when the same shall become due and payable following the Maturity Date or the Extended Maturity Date, as the case may be, the Disposition Payment Date or otherwise;

          (B) material default in the performance, or material breach, of any material covenant or warranty of the Company in this VCR Agreement, and continuance of such material default or breach for a period of 98 days after written notice has been given to the Company by the Rights Agent or to the Company and the Rights Agent by Holders holding at least 25% of the outstanding VCRs; or

          (C) (x) the Company shall have filed a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable bankruptcy, insolvency or similar law, or the Company shall have consented to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its properties or shall take any action in furtherance of the foregoing, or (y) an involuntary case shall be commenced against the Company under Title 11 of the United States Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, or over all of a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company for all or a substantial part of its property, and any such event described in this clause (y) shall continue for 60 days without being dismissed or discharged, or (z) the Company shall fail generally to pay its debts as the same come due, shall make any assignment for the benefit of its creditors, shall liquidate, dissolve, or otherwise seek to wind up its affairs, or shall take any action in furtherance of the foregoing.

          "Minimum Price" means (i) at or before the Maturity Date, $16.10, and
(ii) at or before the Extended Maturity Date, $18.10. In each case, subject to adjustment as specified in the VCR Agreement.

          "Nasdaq National Market System" means the National Association of Securities Dealers Automated Quotation System National Market System.

          The "Target Price" means (a) at the Maturity Date, $21.10 multiplied by the lesser of one and the Index Factor as of the Maturity Date and (b) at the Extended Maturity Date, $25.10 multiplied by the lesser of one and the Index Factor as of the Extended Maturity Date. In each case, upon each occurrence of an event specified in Section 1.02(c) of the VCR Agreement, such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 1.02(c) of the VCR Agreement.

          "Trading Day" means (a) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq National Market System, or (c) if the Common Stock is not traded on the Nasdaq National Market System a day on which the Common Stock is traded in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

          "Valuation Period" with respect to any date means the 60 Trading Day period immediately preceding (and including) such date.

          The VCR Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of VCRs under the VCR Agreement at any time by the Company and the Rights Agent with the consent of the holders of a majority of the VCRs at the time outstanding,

          No holder of this VCR Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the VCR Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the VCR Agreement), or to receive dividends or subscription rights, or otherwise, unless and until shares of Common Stock have been issued in payment of the VCRs in accordance with the VCR Agreement.

          No reference herein to the VCR Agreement and no provision of this VCR Certificate or of the VCR Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the VCR Agreement at the times, place, and amount, and in the cash or securities of the Company, herein prescribed.

          As provided in the VCR Agreement and subject to certain limitations therein set forth, the transfer of the VCRs represented by this VCR Certificate is registerable on the Security Register of the Company, upon surrender of this VCR Certificate for registration of transfer at the office of the Rights Agent maintained for such purpose in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new VCR Certificates, for the same amount of VCRs, will be issued to the designated transferee or transferees.

          As provided in the VCR Agreement and subject to certain limitations therein set forth, this VCR Certificate is exchangeable for one or more VCR Certificates representing the same number of VCRs as represented by this VCR Certificate as requested by the Holder surrendering the same.

          No service charge will be made for any registration of transfer or exchange of VCRs, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this VCR Certificate for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent, may treat the Person in whose name this VCR Certificate is registered as the owner hereof for all purposes, and neither the Company, the Rights Agent nor any agent shall be affected by notice to the contrary.

          All capitalized terms used in this VCR Certificate without definition shall have the meanings assigned to them in the VCR Agreement.

                               FORM OF ASSIGNMENT

                  (To the be executed if the registered holder
                   desires to transfer the VCR Certificate.)

FOR VALUE RECEIVED_____________________________________________________________
hereby sells, assigns and transfers unto_______________________________________
_______________________________________________________________________________
                (Please print name and address of transferee)

this VCR Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer the within VCR Certificate on the books of the within-named Company, with full power of substitution.


Dated:                 , 19
       ----------------    --

                                        ---------------------------------------
                                        Signature


Signature Guaranteed:

                  EXHIBIT B - Notice of Extension of Maturity


                                METROCALL, INC.

                             VARIABLE COMMON RIGHTS

                                     [Date]

                        NOTICE OF EXTENSION OF MATURITY

               DATE TO _________________________________________

            NOTICE IS HEREBY GIVEN THAT, pursuant to Section 1.01(b) of the Variable Common Rights Agreement dated as of _____________ __, 1996 (the "VCR Agreement"), between Metrocall, Inc. (the "Company") and _________________ (the "Rights Agent"), the Company has extended the Maturity Date on the Variable Common Rights to ___________ (the "Extended Maturity Date"). All terms used in this Notice which are defined in the VCR Agreement shall have the meanings assigned to them in the VCR Agreement.

        Exhibit C - Terms of Fractional Shares of Preferred Stock

Each Fractional Share of Preferred Stock shall have the following rights:

Par value:                      $.01 per Fractional Share

Liquidation Distribution        Each Fractional Share shall share pro rata with
upon Dissolution:               all other Fractional Shares and shares of
                                Common Stock in all liquidating distributions upon dissolution following distributions to all other classes or series of Preferred Stock issued by the Company, whether such other shares are issued and outstanding at the time of the issuance of Fractional Shares of Preferred Stock or issued thereafter; provided, however, that if an Event of Default has occurred and is continuing at the time of issuance, each Fractional Share shall have a preference over shares of Common Stock in an amount equal to the Default Amount.

Dividends:                      Each Fractional Share shall be entitled to
                                receive any dividend declared by the Board of Directors with respect to a share of Common
                                Stock. No other dividends will be paid with respect to the Fractional Shares of Preferred
                                Stock.

Voting: Each Fractional Share shall have one vote on all matters on which shares of Common Stock have a vote and shares of Common Stock and Preferred Stock will vote together as a single class. Fractional Shares of Preferred Stock will have no other voting rights except as required by law.

Conversion:                     The Company may at any time convert each
                                Fractional Share of Preferred Stock into one share of Commmon Stock by notice of such conversion to the record holders of the Fractional Shares of Preferred Stock and the actual issuance of such shares; provided, however, that if an Event of Default has occurred and is continuing at the time of issuance or conversion, the Company may not convert a Fractional Share without the consent of the holder of the Fractional Share.
                                If the Company issues Fractional Shares of
                                Preferred Stock, the Company shall use its reasonable best efforts to cause the authorization of sufficient shares of Common
                                Stock to permit conversion of the Fractional
                                Shares of Preferred Stock into Common Stock.
                                The holder of a Fractional Share may at any time convert each Fractional Share of Preferred
                                Stock into one share of Common Stock by
                                presentation of the certificate representing such Fractional Share to the Company; provided that the Company shall only be required to effect such conversion at such time as there are sufficient shares of Common Stock authorized to effect such conversion.

Adjustments:                    The terms of the Preferred Stock shall be
                                adjusted whenever there is a split or
                                combination of shares of Common Stock, so that each Fractional Share of Preferred Stock will have the same rights in relation to a share of Common Stock as at the time of issuance of the Fractional Share of Preferred
                                Stock.